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Clearway Code:
    4210

                        [LETTERHEAD OF BARCLAYS BANK PLC]

The Directors
4Front Group Plc
57A Hatton Garden
LONDON
EC1N 8JD                                                  7th May 1998

Dear Sirs

We are pleased to advise you that Barclays Bank Plc ("the Bank") has agreed to provide 4Front Group Plc and nominated operating subsidiaries (together referred to as "the Borrower") with the following Facilities (the "Facilities").

The schedules attached hereto form part of the terms and conditions of this letter.

1.    Facilities

      Overdraft Facility                  (pounds)3,000,000 (Schedule A)

      Bonds, Guarantees and/or
      Indemnities                         (pounds)  400,000 (Schedule B)

      Spot & Forward Exchange
      Transactions                        (pounds)  500,000 (Schedule C)

      Ancillary Facilities                              (See Schedule D)

      BusinessMaster                                    (See Schedule D)

      Following completion of the acceptance formalities detailed below, the Facilities will become available for drawing/utilisation subject to the terms and conditions stated.

2.    Availability

      Subject to the terms and conditions within the schedules, the Facilities are marked for review on 30th April 1999.

3.    Information

      The Borrower shall provide the Bank with:-

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      a)    Copies of its consolidated annual audited accounts including a balance sheet and profit and loss account and individual audited accounts for all group companies, as soon as they are available and not later than 180 days from the end of its financial year

      b) Quarterly copies of the operating group of companies unaudited management accounts, including a balance sheet, profit and loss account as soon as they are available and not later than 45 days from the end of the quarter to which they relate

      c) 10K and 10Q reports for 4Front Technologies Inc within 45 days from the end of the period to which they relate

      d) Forecast financial information for the following financial year as soon as it is available and no later than 45 days from the end of the previous financial year together with any other information which the Bank may request from time to time.

4.    Security

      All indebtedness will be secured by:-

      a)    Cross Guarantees and Debentures from:

            4Front Group Plc
            4Front Group UK Limited
            CCG Holdings Limited
            4Front Services Limited
            4Front Networks Limited
            Datapro Computers Group Limited
            Hammer Distribution Limited
            Firstpoint Limited
            Mitre Technology Limited
            K2 Systems Plc
            Xanadu Systems Limited

            in the Bank's standard form

      b)    A Guarantee from 4Front Technologies Inc

      c)    Composite Accounting documentation from all group companies as above

      d) A Charge over the Kellock Ltd Invoice Discounting Agreement for Hammer Distribution Ltd

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      together with any other security and/or guarantees which are subsequently held by the Bank.

5.    Debenture Formula

      The Borrower shall within 30 days of the last day of the month under review provide to the Bank with such information as the Bank may require to enable it to monitor compliance with the debenture formula to include aged debtor/creditor figures.

      The formula shall be:-

      The Borrower shall ensure that the total amount of the indebtedness, being the aggregate of the Borrower's overdraft and liabilities (whether actual or contingent) under the BGI's incurred by the Borrower to the Bank, shall at all times be covered twice by third party debtors outstanding of less than 90 days.

6.    Currency Indemnity

      If, for any reason, any amount payable to the Bank is received or recovered in a currency other than the contractual currency in which it is due, then to the extent that the amount actually received or recovered by the Bank (when converted by the Bank into the contractual currency at the applicable rate of exchange) falls short of the amount due in the contractual currency, the Borrower shall, as a separate and independent obligation, reimburse the Bank on demand (on a full indemnity basis) for the amount of such shortfall.

7.    Parent Authority

      Authority of Parent to agree changes to the Composition of the Borrowers and to the limit and terms applicable to the Facility.

      By countersigning this letter, each Borrower (other than the Parent) irrevocably authorises the Parent (which is hereby appointed the agent of the Borrowers for such purposes) from time to time (i) to agree with the Bank in writing to add any further subsidiary or subsidiaries as a Borrower or Borrowers, and/or (ii) to remove any subsidiary as a Borrower, and/or (iii) to make such changes to the limit and sub limits and other terms applicable to the Facility as the Parent may deem appropriate, and/or (iv) to sign any document and perform any act on behalf of the Borrowers (or any of them) required to effect or implement any of the foregoing. Each change so agreed by the Parent shall be binding on each Borrower and the terms of this letter will continue in full force and effect, save as expressly amended thereby.

8.    Applicable Law

      The Facilities and this letter shall be governed by and construed and take effect in accordance with English law.

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9.    Acceptance

      The Facility will become available to the Borrower for drawing only upon receipt by the Bank of the following in form and substance satisfactory to the Bank. These Facilities are available for acceptance by 22nd May 1998.

      a) The enclosed duplicate of this letter duly signed on the Borrower's behalf as evidence of acceptance of the terms and conditions stated therein.

      b) A certified true copy of a resolution of the Borrower's Board of Directors:-

            i) Accepting the Facilities and this offer on the terms and conditions stated herein.

            ii) Authorising a specified person, or persons, to countersign and return to the Bank the enclosed duplicate of this Facility letter.

                  Authorising the Bank to accept instructions and confirmations in connection with the Facilities signed in accordance with the Bank's signing mandate current from time to time, and to accept instructions in connection with drawings under the SFET facility by telephone from any person specifically authorised to give such telephone instructions.

Yours faithfully
For and on behalf of
BARCLAYS BANK PLC


/s/ A J Garside

A J GARSIDE
DEPUTY DIRECTOR

Direct Dial (0118) 9553101

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SCHEDULE A

STERLING OVERDRAFT

Purpose

To assist with working capital requirements relating to the Borrower's normal trading activities.

Amount

(pounds)3,000,000

Interest Rate

The overdraft will be available by way of a Composite Accounting System ("CAS") in accordance with a Composite Accounting Agreement made between the Parent and its subsidiaries named below and the Bank, subject to the sub limits detailed below at the Reading branch of the Bank (the "Branch") with interest charged at a rate of 1 1/2% per annum over the Bank's Base Rate current from time to time. Interest, together with other charges, will be debited to the Borrower's current accounts at the Branch quarterly in arrears in March, June, September and December each year, or at such other times as may be determined by the Bank, and such interest will be calculated on the basis of actual days elapsed over a 365 day year.

Sub Limits


Company                                 Amount
-------                                 ------
4Front Group Plc                        (pounds)3,000,000
4Front Group UK Limited                 Nil
CCG Holdings Limited                    Nil
Xanadu Systems Ltd                      Nil
K2 Systems Plc                          Nil
4Front Services Ltd                     Nil
4Front Networks Ltd                     Nil
Mitre Technology Ltd                    Nil
Datapro Computers Group Ltd             Nil
Hammer Distribution Ltd                 Nil
Firstpoint Ltd                          Nil


No amounts may be drawn in excess of the agreed facility but if, exceptionally, the Bank pays amounts which are not agreed in advance, then a borrowing margin of 1% above Base Rate will apply on the excess balance over the agreed limit. If limits are exceeded without prior arrangement, payments may be returned unpaid without further reference to you.

Availability

This overdraft is repayable upon demand. Subject to this overriding condition, we have marked the limit for review on 30th April 1999.
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Fees and Costs

1. Arrangement fee of 1/4% flat to include all security fees. These are subject to review at next anniversary of Facilities.

2. Agreed management fee - no fees are initially payable. However, in the event that there is a significant length of time spent on new or unforeseen issues, an additional fee may be payable but this will be discussed and agreed with you at the time.

3.    Money transmission costs will continue to be charged as already advised.

4. If your account exceeds the agreed overdraft limit, the Bank will normally make separate additional charges to cover the costs incurred as a result. Any excesses are agreed entirely at the Bank's discretion.

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SCHEDULE B

BONDS GUARANTEES AND/OR INDEMNITIES

1.    Interpretation

      For the purpose of this Facility Letter:-

      a) "Counter Indemnities" means the Counter Indemnities from time to time held by the Bank in relation to the Obligations and, unless the context otherwise requires, includes each or any of them;

      b) "Obligations" means the bonds, guarantees and/or indemnities issued by the Bank or its correspondents under the Facility and, unless the context otherwise requires, includes each or any of them;

      c) "Sterling Equivalent" means, in relation to an amount denominated in foreign currency, the amount of Sterling which could be purchased with such foreign currency amount at the Bank's spot rate for the purchase of Sterling with such foreign currency on the date on which conversion is required;

      d) "Utilised Amount" means, on the date on which the calculation is required, the maximum amount of all liabilities due, owing or incurred, whether actually or contingently and whether presently payable or not, by the Bank under or in connection with the Obligations, including where Obligations are denominated in foreign currencies the Sterling Equivalent of the relevant liabilities of the Bank in relation to such Obligations.

      References to the singular include the plural and vice versa.

2.    Utilisation

      The Bank agrees to issue Obligations in Sterling and/or foreign currencies when requested by the Borrower, provided that:-

      a) No Obligation may be issued if, as a result, the Utilised Amount would exceed the Facility Amount;

      b) No Obligation may be issued until the acceptance formalities detailed in clause 9 have been completed;

      c)    No Obligation may be issued after 30th April 1999;

      d)    The terms of the relevant Obligation have been approved by the Bank;

      e) The Borrower has provided all information in connection with the relevant Obligation required by the Bank;

      f) The Borrower has agreed to pay the fees required by the Bank in relation to the relevant Obligation;

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      g)    An Obligation will not be issued until the Bank has satisfied itself that it holds a Counter Indemnity in respect of such Obligation or, as the case may be, such Obligation is covered by an existing
            Counter Indemnity.

3.    Availability

      a)    The Bank may in its sole discretion at any time:-

            i) Cancel its commitment to issue any further Obligations (if unissued); and/or

            ii) Demand from the Borrower the payment of all amounts (if any) outstanding under this Facility Letter whereupon the same shall be immediately due and payable; and/or

            iii) Require the Borrower on demand to deposit and maintain with the Bank an amount in Sterling sufficient to cover the Utilised Amount and require the Borrower to give security over the money so deposited (together with interest accruing thereon) in form and substance satisfactory to the Bank to secure the Borrower's liabilities to the Bank under this Facility Letter and/or the Counter Indemnities.

      b) Any sum of money at any time standing to the credit of the Borrower with the Bank in any currency upon any account or otherwise may be applied by the Bank, at any time after exercising the Bank's right under clause 3(a) above (without notice to the Borrower), in or towards the payment or discharge of any indebtedness now or subsequently owing to the Bank by the Borrower hereunder and/or under the Counter Indemnities and the Bank may use any such money to purchase any currency or currencies required to effect such application.

4.    Fees

      The Bank's standard tariff as advised from time to time shall apply.

      Correspondents charges and out of pocket expenses will be passed on at cost.

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SCHEDULE C

SPOT AND FORWARD EXCHANGE TRANSACTIONS

Barclays Bank Plc (the "Bank") has agreed to provide the Borrower with a Spot and Forward Exchange Transactions (SFET) facility of up to (pounds)500,000 (Five Hundred Thousand Pounds) with a settlement risk element of up to (pounds)500,000 (Five Hundred Thousand Pounds) (the "SFET facility").

1. All monies owing under the SFET facility are repayable upon written demand by the Bank and/or any undrawn portion of the SFET may be cancelled by the Bank at any time. Following demand and/or cancellation, no further utilisation may be made under the SFET. The Bank may, at any time after such demand and/or cancellation (i) call for payment of full cash cover for the full amount of all liabilities outstanding under the SFET facility and/or (ii) close out all or any outstanding contracts affected pursuant to the SFET facility.

      The Borrower shall indemnify the Bank on demand against any loss, liability or expenses which the Bank may reasonably sustain or incur as a consequence of making such demand or as a consequence of non-performance by the Borrower of any obligation under this letter.

      In the absence of demand or cancellation by the Bank, the SFET facility is available for your utilisation until 30th April 1999 and no liability or liabilities incurred may extend more than three months beyond the aforementioned expiry date. However, the Bank will be pleased to discuss the Borrower's future requirements shortly before that date.

2.    Change of Circumstances

      In the event of any change in applicable law or regulation or the existing requirements of, or any new requirements being imposed by, the Bank of England or other regulatory authority the result of which, in the sole opinion of the Bank, is to increase the cost of it of funding, maintaining or making available the SFET facility to reduce the effective return to the Bank, then the Borrower shall pay to the Bank such sum as may be certified by the Bank to the Borrower as shall compensate the Bank for such increased cost or such reduction.

3.    Currency Indemnity

      If, for any reason, any amount payable to the Bank is received or recovered in a currency other than the contractual currency in which it is due, then to the extent that the amount actually received or recovered by the Bank (when converted by the Bank into the contractual currency at the applicable rate of exchange) falls short of the amount due in the contractual currency, the Borrower shall, as a separate and independent obligation, reimburse the Bank on demand (on a full indemnity basis) for the amount of such shortfall.

4. The SFET facility covers the maximum liability of the Borrower to the Bank outstanding at any time under contracts of not more than 12 months duration for the forward purchase or sale of foreign currency for delivery at a future date and the spot purchase or sale of foreign currencies. The SFET facility consists of two figures. The larger figure represents the total aggregate value of all deals and/or

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      contracts, whether spot or forward and whether sales or purchases which may be outstanding with the Bank at any one time. The smaller figure indicates the total aggregate value of all deals and/or contracts, whether purchases or sales, including spot transactions, where the Bank is required irrevocably to pay away funds prior to receiving firm confirmation of incoming cover. The Bank's decision in such matters is final.

5. When wishing to utilise the SFET facility, the Borrower should telephone Southern Treasury Centre, telephone (0118) 9802041. All payment and delivery instructions are to be advised to and processed by the Branch and confirmed by letter at the earliest opportunity.

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SCHEDULE D

ANCILLARY FACILITIES

Barclays Bank Plc (the "Bank") has agreed to provide the Borrower with the following Facilities as detailed below.

1.    Facilities

      BusinessMaster II

      Three Day Payments            (pounds)1,000,000
      International Payments        (pounds)750,000

      BACS

      (pounds)500,000

      Company Barclaycard

      (pounds)100,000

      The above three Facilities are subject to the terms and conditions as detailed separately in each application form.

      Set Off

      Any sum of money at any time standing to the credit of the Borrower with the Bank in any currency upon any account or otherwise (whether or not any such account is held in the Borrower's name) or provided to the Bank as cash cover for any bills and/or any outstanding liabilities under the Ancillary Facilities may be applied by the Bank at any time (without notice to the Borrower) in or towards the discharge of any money or liabilities now or hereafter due, owing or incurred to the Bank by the Borrower hereunder (whether presently payable or not).

2.    Availability

      In the absence of demand or cancellation by the Bank, the Facilities are available for utilisation until 30th April 1999. However, the Bank will be pleased to discuss the Borrower's future requirements shortly before that date.